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                                                                    EXHIBIT 16.1

                       [Letterhead of Arthur Andersen LLP]

April 2, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read the three paragraphs of Item 4(a) included in the Form 8-K dated March 30, 2001 of Waxman Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:      Mark Wester
         Chief Financial Officer
         Waxman Industries, Inc.